UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 26, 2015

(Date of earliest event reported)

Glu Mobile Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001‑33368	91‑2143667
(Commission File Number)	(IRS Employer Identification No.)

500 Howard Street, Suite 300 San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

(415) 800‑6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 7.01 Regulation FD Disclosure.

As previously reported, on April 29, 2015, Glu Mobile Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Company, Tencent Holdings Limited (“Tencent”) and Tencent’s controlled affiliate, Red River Investment Limited (“Red River”).  Pursuant to the Purchase Agreement, the Company agreed to issue to Red River in a private placement an aggregate of 21,000,000 shares of the Company’s common stock (the “Shares”) at a purchase price of $6.00 per share, for aggregate proceeds of $126 million (the “Offering”).  The Company issued 12,500,000 Shares to Red River on April 29, 2015.  The remaining 8,500,000 Shares will be issued at a second closing (the “Second Closing”) on June 3, 2015 following the early termination on May 26, 2015 of the waiting period under the Hart–Scott–Rodino Antitrust Improvements Act of 1976 applicable to the Offering.

Item 8.01 Other Events.

As previously reported, on April 8, 2015, the board of directors (the “Board”) of the Company approved the Amended and Restated 2007 Equity Incentive Plan (the “Amended Plan”) subject to stockholder approval of such Amended Plan at the Company’s 2015 Annual Meeting of Stockholders, to be held June 4, 2015 (the “Annual Meeting”).  On May 22, 2015, ISS Proxy Advisory Services (“ISS”) issued a report recommending that the Company’s stockholders vote against approval of the Amended Plan because, in ISS’s view, the Amended Plan’s cost is excessive.  ISS reached this conclusion, in part, because a provision in the Amended Plan permits the Company to grant non-qualified stock options at less than fair market value on the date of grant.

To address ISS’s concerns related to the grant of non-qualified stock options at less than fair market value on the date of grant, on May 26, 2015, the Compensation Committee of the Board amended the Amended Plan to prohibit the Company from granting stock options and stock appreciation rights at less than fair market value except in the case of non-qualified stock options granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the United States Internal Revenue Code of 1986, as amended (e.g., assumption of an existing option held by an employee of an acquired company).  The amendment is effective upon stockholder approval of the Amended Plan at the Annual Meeting of Stockholders to be held on June 4, 2015.

The Amended Plan, as further amended and restated on May 26, 2015, is filed as Exhibit 99.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.01

Glu Mobile Inc. Amended and Restated 2007 Equity Incentive Plan (subject to stockholder approval at the Annual Meeting of Stockholders to be held on June 4, 2015 and redlined to show changes from the version filed with the Company’s 2015 proxy statement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

Date: May 27, 2015	By:	/s/ Scott J. Leichtner
	Name:	Scott J. Leichtner
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Number	Description

99.01

Glu Mobile Inc. Amended and Restated 2007 Equity Incentive Plan (subject to stockholder approval at the Annual Meeting of Stockholders to be held on June 4, 2015 and redlined to show changes from the version filed with the Company’s 2015 proxy statement).